Exhibit 99.1

Capital One Auto Finance Trust 2004-B
Aggregate Data for year ended December 31, 2004

Defaults	1,766,810.51
Total Collections	158,736,640.63
Scheduled and Prepayment Principal Received	102,274,127.24
Collection of Interest and Fees	51,433,151.99
Annual Servicing Fee Paid	9,072,568.98
Class A Investor Charge-Offs	0.00

Capital One Auto Finance 2004-B

Automobile Receivable - Backed Notes

Class A-1 Notes LIBOR - 0.03000% Asset-Backed Notes

Class A-2 Notes 2.51000% Asset-Backed Notes

Class A-3 Notes 2.96000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.11000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	12/01/2004					Original Pool Balance
Monthly Period Ending:	12/31/2004	Purchases	Units	Cut-off Date	Closing Date
Prev. Distribution/Close Date	12/15/2004	Initial Purchase	85,516	9/30/2004	10/7/2004	1,393,687,879.48
Distribution Date:	01/18/2005	Sub Purchase #1	15,702	11/22/2004		268,365,744.68
Days in Interest Period:	34	Sub Purchase #2	0			0.00
Days in Collection Period:	31	Sub Purchase #3	0			0.00
Months Seasoned:	3	Total	101,218			1,662,053,624.16

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		1,598,354,901.73
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	21,505,558.82
	{4}	Prepaid Principal Received	{4}	18,565,669.03
	{5}	Defaulted Receivables	{5}	1,348,218.10
	{6}	Principal Portion of Repurchased Receivables	{6}	217,414.34
	{7}	Cram Down Losses and other non-cash adjustments	{7}	580.29
	{8}	Total Monthly Principal Amounts	{8}		41,637,440.58
{9}	End of Period Aggregate Receivables Balance		{9}		1,556,717,461.15
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.9366

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{11}	Original Note Balance	{11}	287,000,000.00	440,000,000.00	284,000,000.00	489,000,000.00	1,500,000,000.00
{12}	Beginning of Period Note Balance	{12}	202,238,414.19	440,000,000.00	284,000,000.00	489,000,000.00	1,415,238,414.19
{13}	First Allocation of Principal	{13}	0.00	0.00	0.00	0.00	0.00
{14}	Second Allocation of Principal	{14}	52,835,708.84	0.00	0.00	0.00	52,835,708.84
{15}	Optional Note Redemption Amount	{15}	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	149,402,705.35	440,000,000.00	284,000,000.00	489,000,000.00	1,362,402,705.35
{17}	Note Pool Factors ({16} / {11})	{17}	0.5206	1.0000	1.0000	1.0000	0.9083
{18}	Principal Payment Per $1,000	{18}	184.10	0.00	0.00	0.00	35.22

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{19}	Beginning of Period Pre-Funding Account Balance	{19}		0.00
{20}	Purchase of Subsequent Receivables	{20}	0.00
{21}	Investment Earnings	{21}	0.00
{22}	Investment Earning Transfer to Collection Account	{22}	0.00
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	End of Period Pre-Funding Account Balance	{24}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{25}	Scheduled and Prepayment Principal Cash Received							{25}	40,071,227.85
{26}	Liquidation Proceeds Collected During Period							{26}	771,333.82
{27}	Receivables Repurchase Amounts							{27}	217,414.34
{28}	Interest Collected on Receivables							{28}	18,663,010.30
{29}	Swap Termination Account							{29}	0.00
{30}	Return of Excess Deposit - Prefunding Account							{30}	0.00
{31}	Advances from the Reserve Fund							{31}	0.00
{32}	Release from Reserve Fund Account							{32}	0.00
	Investment Earnings on Trust Accounts
{33}	Collection Account							{33}	76,730.46
{34}	Transfer from Reserve Fund							{34}	54,847.60
{35}	Transfer from Pre-Funding Account							{35}	0.00
{36}	Net Swap Receipts							{36}	0.00
{37}	Optional Note Redemption Prepayment Amount							{37}	0.00
{38}	Total Available Funds							{38}		59,854,564.37

Distributions:
{39}	Trustee Fees							{39}	0.00
	Servicing Fees
	Calculated Fee	Carryover Shortfall	Change from Prior Period	Total Fee Due
{40}	3,329,906.05	0.00	0.00	3,329,906.05				{40}	3,329,906.05
{41}	Net Swap Payments							{41}	219,642.50

	Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{42}	Class A-1 Note	202,238,414.19	LIBOR - 0.03000%	34	Actual/360	453,154.49	1.58	{42}	453,154.49
{43}	Class A-2 Note	440,000,000.00	2.51000%	30	30/360	920,333.33	2.09	{43}	920,333.33
{44}	Class A-3 Note	284,000,000.00	2.96000%	30	30/360	700,533.33	2.47	{44}	700,533.33
{45}	Class A-4 Note	489,000,000.00	LIBOR + 0.11000%	34	Actual/360	1,160,356.25	2.37	{45}	1,160,356.25

	Class A Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{46}	Class A-1 Note	0.00	0.00		0.00			{46}	0.00
{47}	Class A-2 Note	0.00	0.00		0.00			{47}	0.00
{48}	Class A-3 Note	0.00	0.00		0.00			{48}	0.00
{49}	Class A-4 Note	0.00	0.00		0.00			{49}	0.00
{50}	Note Insurer Premium and Certain Reimbursement Obligations							{50}	234,929.58
{51}	First Allocation of Principal							{51}	0.00
{52}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer							{52}	0.00
{53}	Second Allocation of Principal							{53}	52,835,708.84
{54}	Deposit to Reserve Account, to Required Level							{54}	0.00
{55}	Swap Termination Payments							{55}	0.00
{56}	Other Amounts Due to the Trustees							{56}	0.00
{57}	Optional Note Redemption Prepayment Amount / EOD Prin Pay							{57}	0.00
{58}	Distribution to the Equity Certificate Holder							{58}	0.00
{59}	Total Distributions							{59}		59,854,564.37

V.	RECONCILIATION OF RESERVE ACCOUNT:

{60}	Beginning of Period Reserve Account balance		{60}		33,241,072.48
{61}	Deposits to Reserve Account - Subsequent Fundings		{61}		0.00
{62}	Subtotal		{62}		33,241,072.48
	{63}	Reserve Account Requirement	{63}	33,241,072.48
	{64}	Reserve Acount Shortfall / (Excess)	{64}	0.00
{65}	Deposit to Reserve Fund, to Required Level		{65}		0.00
{66}	Release from Reserve Account		{66}		0.00
{67}	End of Period Reserve Account Balance		{67}		33,241,072.48
{68}	Change in Reserve Account Balance from Prior Period		{68}		0.00
{69}	EOP Shortfall		{69}		0.00

	IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

	OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Servicing Agreement dated as of October 7, 2004 by and among Capital One Auto Receivables, LLC, as Seller, Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2004-B, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

	CAPITAL ONE AUTO FINANCE, INC.
	Capital One Auto Finance, Inc., as Servicer

	By:	/s/ Rena Friske
	Name:	Rena Friske
	Title:	Assistant Vice President
	Date:	01/12/2005

Exhibit A

Capital One Auto Finance 2004-B

Automobile Receivable - Backed Notes

Class A-1 Notes LIBOR - 0.03000% Asset-Backed Notes

Class A-2 Notes 2.51000% Asset-Backed Notes

Class A-3 Notes 2.96000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.11000% Asset-Backed Notes

Servicer’s Certificate

Monthly Period Ending 12/31/2004

Distribution Date 01/18/2005

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{1}	Original Note Balance	{1}	287,000,000.00	440,000,000.00	284,000,000.00	489,000,000.00	1,500,000,000.00

{2}	Beginning of Period Note Balance	{2}	202,238,414.19	440,000,000.00	284,000,000.00	489,000,000.00	1,415,238,414.19

{3}	End of Period Note Balance	{3}	149,402,705.35	440,000,000.00	284,000,000.00	489,000,000.00	1,362,402,705.35

{4}	Note Pool Factors ({3} / {1})	{4}	0.5206	1.0000	1.0000	1.0000	0.9083

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	85,516	99,015
{6}	Number of Subsequent Receivables Purchased	{6}	15,702	0
{7}	Number of Receivables Defaulted During Period	{7}	93	75
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	72	11
{9}	Number of Receivables Paid Off During Period	{9}	3,549	1,425
{10}	Ending Number of Receivables	{10}	97,504	97,504

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	13.95%	14.16%	14.17%
{12}	Weighted Average Remaining Term of the Receivables	{12}	62.82	61.43	60.59
{13}	Weighted Average Original Term of Receivables	{13}	65.98	65.98	65.98
{14}	Average Receivable Balance	{14}	16,297.39	16,142.55	15,965.68

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	30-60 days	{15}	3,302	50,682,661.32	3.17%
{16}	61-90 days	{16}	602	9,374,402.35	0.59%
{17}	91-120 days	{17}	136	2,070,015.26	0.13%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	738	11,444,417.61	0.72%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period (line {18})	{19}	11,444,417.61
{20}	Beginning of Period Principal Balance	{20}	1,598,354,901.73
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.72%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.35%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.02%
{24}	3 Month Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.36%

	Compliance with Reserve Account Increase Condition Trigger? Three Month Average Delinquency Ratio for Period 3 < 7.00%?		Yes

	Is there a Reserve Account Increase Condition?		No

	Compliance with Insurance Agreement Event of Default Trigger? Three Month Average Delinquency Ratio for Period 3 < 8.00%?		Yes

Cumulative Net Charge-off Rate:

{25}	Net Losses since the Initial Cut-off Date (Beginning of Period)	{25}		163,259.86
{26}	Receivables becoming Defaulted Receivables during period	{26}	1,348,218.10
{27}	Cram Down Losses and other non-cash adjustments occurring during period	{27}	580.29
{28}	Liquidation Proceeds collected during period	{28}	771,333.82
{29}	Net Losses during period ({26} + {27} - {28})	{29}	577,464.57
{30}	Net Losses since Initial Cut-off Date (End of Period)	{30}		740,724.43
{31}	Cumulative Net Loss Ratio (({30}) / (Original Aggregrate Principal Balance )	{31}		0.04%

	Compliance with Reserve Account Increase Condition Trigger? Cumulative Net Loss Ratio for Period 3 < N/A?		Yes

	Is there a Reserve Account Increase Condition?		No

	Compliance with Insurance Agreement Event of Default Trigger? Cumulative Net Loss Ratio for Period 3 < N/A?		Yes

Extension Rate:

{32}	Number of Receivables extended during current period	{32}	292
{33}	Beginning of Period Loans Outstanding	{33}	99,015
{34}	Extension Rate ({32} / {33})	{34}		0.29%
{35}	Previous Monthly Extension Rate	{35}		0.20%
{36}	Second previous Monthly Extension Rate	{36}		0.15%
{37}	Average Extension Rate (({34} + {35} + {36}) / 3)	{37}		0.21%

	Compliance with Extension Test? (Pass is an Average Extension Rate less than 4%)		Yes